AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 1st day of January, 2012, by and among Great-West Life & Annuity Insurance Company (“GWL&A”), Dreyfus Variable Investment Fund, Dreyfus Investment Portfolios, The Dreyfus Socially Responsive Growth Fund, Inc., Dreyfus Stock Index Fund, Inc. and The Dreyfus Corporation (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated May 1, 1999, as amended, (the “Agreement”); and

WHEREAS, the Parties desire to add additional GWL&A separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

2.	All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 1st day of January, 2012.

[SIGNATURE PAGE TO FOLLOW]

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker
Name:
Title:
Date: 1/6/12

ON BEHALF OF EACH OF THOSE DREYFUS FUND LISTED ABOVE AS PARTIES TO THIS AGREEMENT

By its authorized officer,

By:	/s/ Bradley Skapyak
Name: Bradley Skapyak
Title: President
Date: 1/17/12

THE DREYFUS CORPORATION

By its authorized officer,

By:	/s/ Bradley Skapyak
Name: Bradley Skapyak
Title: COO
Date: 1/17/12

SCHEDULE A

Separate Accounts

Name of Separate Accounts

Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account